Exhibit 10.2

AMENDMENT NO. 1 TO

EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of November 7, 2023 (the “Effective Date”) by and between Aethlon Medical, Inc., a Nevada corporation (the “Company”), and Guy F. Cipriani, an individual resident in the State of California (the “Employee”) (the Company and the Employee are hereinafter sometimes individually referred to as a “Party” and together referred to as the “Parties”).

WHEREAS, Employee and the Company previously entered into that certain Executive Employment Agreement dated January 1, 2020 (the “Employment Agreement”); and

WHEREAS, Employee and the Company have agreed to amend certain terms of the Employment Agreement in accordance with the terms hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the adequacy and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

Section 1.1 of the Employment Agreement. Effective as of the Effective Date, the first sentence of Section 1.1 of the Employment Agreement is hereby amended and restated to read as follows:

“Position. Employee shall serve as the Company’s Senior Vice President, Chief Operating Officer, reporting to the Company’s Interim Chief Executive Officer until such time the Company appoints a new Chief Executive Officer, to whom Employee will subsequently report.”

Section 1.2 of the Employment Agreement. Effective as of the Effective Date, the first sentence of Section 1.2 of the Employment Agreement is hereby amended and restated to read as follows:

“Duties and Location. Employee shall perform such duties as are customarily associated with the position of Senior Vice President, Chief Operating Officer, and such other duties as are assigned to Employee by the Company.”

Section 1.3 of the Employment Agreement. Effective as of the Effective Date, Section 1.3 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“Board of Directors. Employee acknowledges and agrees that Employee has resigned from the Company’s Board of Directors (the “Board”) effective as of November 7, 2023. Employee shall take all steps necessary as requested by the Board to effectuate such resignation.”

Section 2.1 of the Employment Agreement. Effective as of the Effective Date, Section 2.1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“Base Salary. For services to be rendered hereunder, Employee shall receive a base salary at the rate of $390,000 per year, less standard payroll deductions and withholdings and payable in accordance with the Company’s regular payroll schedule.”

Acknowledgments. Employee expressly consents to the revised compensation, terms and benefits under this Amendment. In consideration of the compensation, terms and benefits provided to Employee by this Amendment and as part of Employee’s continued employment, Employee agrees and acknowledges that there are no circumstances as of the date of this Amendment that constitute, and nothing contemplated in this Amendment shall be deemed for any purpose to be or to create, an involuntary termination without Cause or a Good Reason resignation right, including for purposes of Section 5 of the Employment Agreement, or any other severance or change in control plan, agreement or policy maintained by the Company. Employee further hereby expressly waives any claim or right Employee may have (if any) to assert that this Amendment, or any other condition or occurrence, forms the basis for a without Cause termination or Good Reason resignation for any purpose, including for purposes of Section 5 of the Employment Agreement, or any other severance or change in control plan, agreement or policy maintained by the Company.

1

Effect of Amendment; Entire Agreement. Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect. The Employment Agreement, as modified by this Amendment, sets forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by Executive and a duly authorized member of the Company’s Board of Directors.

Governing Law. This Amendment shall be governed by the laws of the State of California, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.

Counterparts. This Amendment may be executed in counterparts which shall be deemed to be part of one original, and facsimile and electronic image copies of signatures (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method shall be equivalent to original signatures.

[Signature Page to Follow]

2

IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the date first above written.

COMPANY:

Aethlon Medical, Inc.

By: /s/ James B. Frakes

Name: James B. Frakes

Title: Interim CEO & CFO

EMPLOYEE:

/s/ Guy F. Cipriani

Guy F. Cipriani

3